                                                                EXHIBIT 23(g)(3)

                                FIFTH THIRD BANK
                             GLOBAL CUSTODY ADDENDUM

         THIS GLOBAL CUSTODY ADDENDUM ("ADDENDUM"), dated as of April __, 2002, by and between MARKET STREET FUND, a business trust organized under the laws of the State of Delaware, (the "Trust"), and FIFTH THIRD BANK, a banking corporation organized pursuant to the laws of the State of Ohio, ("Custodian"), is made as an addendum to the Custody Agreement, dated April 1, 2002 (the "Custody Agreement"), between the Trust and Custodian;

         WHEREAS, Custodian has been appointed by the Trust as the Custodian of the assets of the portfolios of the Trust and the Trust desires to establish one or more custody accounts through Custodian for global custody;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

         1. Definitions. Unless otherwise defined herein, the capitalized terms have the meanings as defined in the Custody Agreement.

         2. Appointment of Custodian as Global Custodian. Custodian is hereby authorized and directed to, and shall, open and maintain one or more custody accounts (each, the "Account" or collectively, the "Accounts") in such name or names as Trust may, from time to time, direct; and will accept, in accordance with the terms hereof, all cash and currency (collectively referred to herein as "Cash") and all securities, instruments and other intangible assets as may be agreed upon by Custodian and Trust which shall from time to time be delivered to or received by it or any sub-custodian in the United States or in a country approved by Trust for deposit in or otherwise held in the Account (collectively referred to herein as "Securities") (Cash and Securities are collectively referred to herein as "Assets"). Custodian assumes no obligation to review investments in the Account or to recommend the purchase, retention or sale of any Assets unless provided for by a separate written agreement between the parties. Custodian may delegate its global custody duties to a sub-custodian (the "Sub-custodian") in accordance with the Foreign Custody Manager Agreement attached hereto and incorporated by reference.

         3. Maintenance of Assets Outside the United States. The Trust hereby authorizes and instructs the Custodian to employ as sub-custodians, for the Portfolios' Assets maintained outside the United States, the foreign banking institutions and foreign securities depositories designated by the Foreign Custody Manager as the Trust's delegate, (Foreign Sub-custodians). The Custodian shall cease the employment of any one or more such Foreign Sub-custodians for maintaining custody of the Portfolios' Assets as required pursuant to the Foreign Custody Manager Agreement (or upon Proper Instructions from the Trust or its delegate if the Foreign Custody Manager Agreement is no longer in effect). Custodian shall notify (in writing) the Trust of any such amendment.

         4. Foreign Sub-Custodians. Assets of the Trust shall at all times be maintained in custody of an "Eligible Foreign Custodian" as defined in the 1940 Act or the rules and regulations promulgated thereunder. With respect to holding Assets with an Eligible Foreign Custodian, it is expressly understood and agreed that:

                  (a) Custodian will endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired;

                  (b) Cash which is maintained in a foreign country will be in any currency which may be legally held in such country and may be held in non-interest bearing accounts;

                  (c) Foreign Sub-custodians may hold Securities in central securities depositories or clearing agencies in which such participates to the extent permitted under the 1940 Act;

                  (d) The Custodian shall identify on its books as belonging to each applicable Portfolio of the

                  Trust, the foreign securities of such Portfolios held by each Foreign Sub-custodian. Unless otherwise required by local law or practice, a particular sub-custodian agreement, or expressly instructed by the Trust, Assets deposited with a Foreign Sub-custodian will be held in a commingled account in the name of Custodian or its designee Sub-custodian as custodian for its customers;

                  (e) Settlement of and payment for Securities received for, and delivered from the Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including without limitation, the delivery of Securities to a purchaser, broker, dealer or their prospective agents either against a receipt for future payment or without any payment (so-called "free delivery"); and

                  (f) The Trust is solely responsible for the payment of and the reclamation, where applicable, of taxes. Custodian will, however, cooperate with the Trust in connection with the Trust's payment or reclamation of taxes and shall make the necessary filings in connection with obtaining tax exemptions and tax reclamations which are available to the Trust.

         5. Powers of Custodian.

         (a) General Powers. Subject to and in accordance with Proper Instructions from the Trust, or its delegated Foreign Custody Manager, Custodian, as the Trust's agent, and for the account and risk of the Trust, is hereby authorized and empowered, with respect to Securities held outside the United States with Foreign Sub-custodians, to authorize and empower Foreign Sub-custodians to:

                  (i) receive and deliver Assets;

                  (ii) receive all payments of principal, interest, dividends and other income and distributions payable with respect to Assets;

                  (iii) exchange Securities in temporary or bearer form for Securities in definitive or registered form; effect an exchange of shares where the par value of stock is changed; and surrender Securities at maturity or earlier when advised of a call for redemption (provided, however, that Custodian shall not be liable for failure to so exchange or surrender any security or take other action (A) if notice of such exchange or call for redemption or other action was not actually received by Custodian from the issuer (with respect to Securities issued in the United States) or from one of the nationally or internationally recognized bond or corporate action services to which Custodian subscribes or from the Trust or (B) if, at the time of deposit, any Security so deposited is subject to call, exchange, redemption or similar action, unless specifically instructed to do so by Trust);

                  (iv) hold Assets (A) in its vaults, (B) at a domestic or foreign entity that provides handling, clearing or safekeeping service, (C) with issuer in non-certificated form, (D) on Federal Book Entry at the Federal Reserve Bank or (E) with the prior approval of the Trust at any other location;

                  (v) register and/or hold Assets in the name of any nominee of Custodian or its Foreign Sub-custodians or any of their respective nominees or any authorized agent, subsidiary or other entity, including (without limiting the generality of the foregoing) the nominee of any central depository, clearing corporation or other entity with which securities may be deposited (and Trust hereby indemnifies and holds harmless Custodian and any such nominee against any liability as a holder of record);

                  (vi) hold any investment in bearer form;

                  (vii) in connection with the receipt of Assets, accept documents in lieu of such Assets as long as such documents contain the agreement of the issuer thereof to hold such Assets subject to Custodian's sole order;

                  (viii) make, execute, acknowledge and deliver as agent, any and all documents or instruments (including but not limited to all declarations, affidavits and certificates of ownership) that may be necessary or appropriate to carry out the powers granted herein;

                  (ix) employ and consult with, and obtain advice from, suitable agents, including auditors and legal counsel (who may be counsel to Trust or the Custodian or other advisers) and Custodian shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such agents or advisers;

                  (x) make any payments incidental to or in connection with this paragraph 4(a); and

                  (xi) exercise all other rights and powers and to take any action it deems necessary in carrying out the purposes of this Addendum.

         (b) Discretionary Corporate Action. Whenever Custodian receives information concerning the Securities or instruments (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) which requires discretionary action by the beneficial owner of the Securities (other than a proxy) such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notice of the material intended to be transmitted to securities holders, or which confer optional rights on the Trust or provide for discretionary action or alternative courses of action by the Trust ("Corporate Actions"), Custodian shall promptly give the Trust notice of such Corporate Actions to the extent that Custodian has actual knowledge of a Corporate Action. The Trust shall be responsible for making any decisions relating thereto and for instructing Custodian to act. In order for Custodian to act, it must receive the Trust's Proper Instructions at Custodian's offices, addressed as Custodian may from time to time request, by no later than noon (Eastern Standard Time) at least two (2) business days prior to the last scheduled date to act with respect to such securities or instruments (or such earlier date or time as Custodian may notify Trust). Absent Custodian's timely receipt of such instruction, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such securities or instruments.

         (c) Voting. With respect to all Securities, however registered, the voting rights are to be exercised by the Trust or its designee. With respect to Securities issued in the United States, Custodian's only duty shall be to mail to the Trust any documents (including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights. With respect to Securities issued outside the United States at the request of the Trust, Custodian will provide the Trust with access to a provider of global proxy services. If the Trust determines not to utilize the services of such global proxy services provider, Custodian will provide the Trust with proxy material actually received by Custodian from Sub-Custodians, but otherwise shall have no obligations with respect to voting.

         (d) Foreign Exchange Transactions. Custodian, as principal, is authorized to enter into spot or forward foreign exchange contracts with the Trust and may provide such foreign exchange services to the Trust through Foreign Sub-Custodians. Instructions, including standing instructions, may be issued with respect to such contracts, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Trust. In all cases where Custodian or Foreign Sub-custodians enter into foreign exchange contracts relating to the Account, the terms and conditions of such foreign exchange contracts shall apply to such transaction. Neither Custodian nor any Foreign Sub-custodian shall be liable for any fluctuations or changes in foreign exchange rates, which shall be the sole risk and liability of the Trust.

         6. Agreements with Foreign Sub-Custodians. Each agreement with a Foreign Sub-custodian shall be substantially in the form previously made available to the Trust and shall provide that:

         (a) indemnification or insurance arrangements are made (or any combination thereof) such that the Trust will be adequately protected against the risk of loss of assets held in accordance with such agreement;

         (b) the assets of the Trust will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Foreign Sub-custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens, or rights in favor of creditors of the Foreign Sub-custodian arising under bankruptcy, insolvency, or similar laws;

         (c) beneficial ownership of the assets of the Trust will be freely transferable without the payment of money or value other than for custody or administration;

         (d) adequate records will be maintained identifying the assets as belonging to the Trust or as being held by a third party for the benefit of the Trust;

         (e) the Trust's independent public accountants will be given access to those records or confirmation of the contents of those records; and

         (f) the Trust will receive periodic reports with respect to the safekeeping of the Trust's assets, including, but not limited to, notification of any transfer to or from the Trust's account or a third party account containing assets held for the benefit of the Trust.

         7. Transactions in Foreign Custody Account.

         (a) Except as otherwise provided in Paragraph (b) of this Section 7, the provisions of Section 4 of the Custody Agreement shall apply, equally to the Securities of the Trust held outside the United States by Foreign Sub-custodian.

         (b) Notwithstanding any provision of this Addendum to the contrary, settlement and payment for Securities received for the account of each applicable Portfolio and delivery of Securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with expectation of receiving later payment for such securities from such purchaser or dealer.

         (c) Securities maintained in the custody of a Foreign Sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 4 of this Addendum, and the Trust agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

         8. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian or its Sub-custodian employs a foreign banking institution as a Foreign Sub-custodian shall require the institution to exercise a reasonable standard of care as is customary in such country in the performance of its duties and to indemnify, and hold harmless, the Custodian and any Sub-custodian for the benefit of the Trust for and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Trust has not been made whole for any such loss, damage, cost, expense, liability or claim.

         9. Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust or any Sub-custodian by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Custodian to notify the Trust of the obligations imposed on the Trust or any as sub-custodian of the Trust by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. Custodian shall use reasonable efforts to assist the Trust with respect to any claim for exemption or refund.

         10. Compensation, Fees, Expenses and Taxes.

         (a) In consideration of the services to be rendered pursuant to this Addendum, the Trust shall compensate Custodian in accordance with and pursuant to the Fee Schedule annexed hereto as Schedule A, which Fee Schedule may be amended from time to time upon thirty (30) days' prior written notice to the Trust.

         (b) Fees and reimbursement for costs and expenses shall be paid monthly after the last business day of each calendar month, with the first payment for the calendar month following any activity. Custodian is hereby authorized to charge the Account for such fees, costs and expenses after review and approval by the Trust.

         (c) In the event services are rendered for less than a calendar month or this Addendum is terminated prior to the end of a calendar month, Trust shall pay Custodian's fee prorated for the portion of the calendar month such services are rendered, plus any costs and expenses incurred by Custodian for Trust's Account up to or subsequent to the date of termination.

         11. Limitation of Liability; Indemnification.

         (a) Custodian shall be liable for the acts or omissions of its Sub-custodian and Foreign Sub-custodians to the same extent as set forth with respect to sub-custodians generally in the Custody Agreement, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by this Addendum. In no event shall Custodian or any Sub-custodian be liable (i) for acting in accordance with Proper Instructions from Trust, (ii) for special or consequential damages, (iii) for holding Assets in any particular country, including, but not limited to, loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions or acts of war or terrorism or any loss where the Custodian, Sub-custodian or Foreign Sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of the paragraph, in delegating custody duties to a Sub-custodian or Foreign Sub-custodian, the Custodian shall not be relieved of any responsibility to the Trust for any loss due to such delegation, except such loss as may result from political risk (including but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or other losses (excluding bankruptcy or insolvency of a Foreign Sub-custodian not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and Sub-custodian or Foreign Sub-custodian have exercised reasonable care.

         (b) The Trust shall indemnify Custodian and hold it harmless against any losses, damages, costs or expenses (including reasonable attorneys' fees and disbursements) liability (including, without limitation, liability arising under the applicable securities laws, and any state or foreign securities and/or banking laws) or claim arising (i) from the status as a mere record holder of securities in the Account; or (ii) from any action or inaction by the Custodian upon Proper Instructions in connection with this Addendum, or (iii) from the performance of its obligations under the Addendum, provided, however, that nothing contained herein shall limit or in any way impair the right of Custodian to indemnification under any other provision of the Custody Agreement and further provided that the Custodian shall no be indemnified and held harmless from any against any such loss or damage, cost expense, liability or claim arising from the Custodian's negligence, lack of good faith or willful misconduct or failure to act with reasonable care.

         (c) The Trust understands that, due to certain foreign market practices, when a Sub-custodian is instructed to deliver Assets against payment, it may deliver such Assets prior to actually receiving final payment and that, as a matter of bookkeeping convenience, it may credit Trust's Account with anticipated proceeds of sale prior to actual receipt of final payment. All credits to the Account of the Trust of anticipated proceeds of sales and redemptions of Assets and of anticipated income from Assets shall be conditional upon receipt of final payment and may be reversed to the extent final payment is not received. In the event that Custodian in its description advances Trusts to Trust to facilitate the settlement of any transaction, or elects to permit Trust to use Trusts credited to the Account in anticipation of final payment, Trust shall reimburse Custodian for such amounts plus any interest thereon.

         12. Reports; Statements of Account; Computer Services. Custodian shall provide the Trust on a quarterly basis, no later than 15 days after the end of each calendar quarter, with Statements of Assets in the Account ("Statement of Assets") and Statements of Account showing all transactions in the Account ("Statement of Account"). Statement of Assets, Statement of Account and Confirmations shall identify the Assets held, and transactions involving, each Foreign Sub-custodian. The Custodian will supply to the Foreign Sub-custodians, including but not limited to an identification of entities having possession of the Portfolio(s) Assets and advices or notifications of any transfers of Assets to or from each custodian account maintained by a foreign banking institution for the Custodian on behalf of each applicable Portfolio indicating, as to Securities acquired for a Portfolio, the identity of the entity having physical possession of such Securities.

         13. Reimbursement for Advances. If the Trust requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Addendum, except such as may arise from Custodian's or Custodian's nominee's own negligent action, negligent failure to act or willful misconduct, any Assets at any time held for the Account of the applicable Portfolio shall be security therefor and should the Trust fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's Assets to the extent necessary to obtain reimbursement.

         14. Monitoring Responsibilities. Monitoring of Foreign Sub-custodians shall be governed by the Foreign Custody Manager Agreement, where applicable. Where there is no governing Foreign Custody Manager Agreement, the Custodian shall furnish annually to the Trust, information concerning the Foreign Sub-custodians to ensure compliance with the requirements of Rule 17f-5 of the 1940 Act. In addition, the Custodian shall promptly inform the Foreign Custody Manager, in the event that the Custodian is notified by a selected Foreign Sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles) or any other capital adequacy test applicable to it by exemptive order, or if the Custodian has actual knowledge of any material loss of the assets of the Trust held by a Foreign Sub-custodian.

         15. Notices, Instructions and Other Communications. Unless otherwise specified herein, all Statements of Assets, Statements of Account and Confirmations shall be in writing and all notices, instructions or other communications may be given either orally or in writing (including by tested telex, telecopy or other electronic transmission, which may include Trade Reports issued by the Institutions Delivery System or Depository Trust Company). All Statements of Assets, Statements of Account, Confirmations, notices, instructions and other communications shall be delivered to the address (post office, telephone, telex or other electronic address) set forth on Schedule B annexed hereto, which address may be changed upon thirty (30) days' prior written notice to the other party. The Trust shall furnish, and shall cause each Investment Manager to furnish, to Custodian a certificate indicating those persons who are authorized to give Custodian instructions hereunder and with specimen signatures of such persons. Custodian is authorized to comply with and rely upon any such notices, instructions or other communications believed by it to have been sent or given by an authorized person. Custodian's understanding of any oral notice, instruction or other communication shall be deemed controlling (whether given or received by Custodian), notwithstanding any discrepancy between such understanding and any subsequent confirming document or communication.

         16. Appointment of Investment Manager. The Trust may, from time to time, appoint one or more investment managers (each an "Investment Manager") to manage the Assets in the Account, to vote securities in the Account, to purchase, sell or otherwise acquire or dispose of Assets in the Account, and to engage in foreign exchange transactions on behalf of the Trust. Upon receipt of notice of the appointment of any Investment Manager, which notice shall be annexed hereto as Schedule C (as such Schedule may be amended from time to time by the Trust), and except as otherwise provided herein, Custodian is to rely upon and comply with (and shall have no liability for relying upon and complying with) Proper Instructions and directions from the Investment Manager (including instructions and directions with respect to the voting of securities in the Account, the purchase, sale or other acquisition or disposition of Assets in the Account and the furnishing of information and records relating to the Account to the Investment Manager) to the same extent as if such instructions and directions were given by the Trust and Custodian shall have no duty or obligation


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
to determine the propriety or appropriateness of such instructions or directions. Any such appointment shall remain in full force and effect unless and until Custodian receives written notice from the Trust to the contrary.

         17. Termination. This Addendum shall be continuing and shall remain in full force and effect until terminated by Custodian or the Trust or upon the termination of the Custody Agreement between the Trust and Custodian.

         18. Assignment. Neither Custodian nor the Trust shall assign this Addendum without first obtaining the written consent of the other party hereto.

         19. Headings and Capital Terms. The section and paragraph headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Addendum. All capitalized terms used in this Addendum but not defined shall have the meanings assigned to such terms in the Custody Agreement.

         20. Entire Agreement; Amendment. This Addendum and the Custody Agreement to which it is attached and the Foreign Custody Manager Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto. Except as otherwise provided, this Addendum may be amended only by an instrument in writing duly executed by both parties hereto.

         21. Conflicts. In the event of a conflict between this Addendum and the Custody Agreement, it is the intention of the parties that this Addendum shall control and the Custody Agreement shall be interpreted on that basis.

         22. Governing Law; Jurisdiction; Certain Waivers. (a) This Addendum shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of Ohio.

         (b) The invalidity, illegality or unenforceability of any provision of this Addendum shall in no away affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

         23. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise of waiver of any such rights or remedy shall not preclude or inhibit the exercise or any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude or inhibit the subsequent exercise of such right or remedy.

         IN WITNESS WHEREOF, this Addendum has been executed and attested as of the day and year first above written, by the duly authorized offices of the Trust and Custodian.

Attest:                              MARKET STREET FUND


                                     By:
---------------------------
Name:                                       Name:
Title:                                      Title:


                                     THE FIFTH THIRD BANK

Attest:

                                     By:
---------------------------
Name:                                       Name:
Title:                                      Title:

                                   SCHEDULE A

                              THE FIFTH THIRD BANK

                             GLOBAL CUSTODY ADDENDUM

FEE SCHEDULE  1/ 2/


Custody of Assets With All Foreign Exchange
Activity Transacted With Fifth Third Bank:

         0.85 Basis Point
         of Market Value
         Annually



----------
1/ This schedule does not include country specific pass-through charges per attached schedule. These country specific pass-through charges can change as designated by each market.

2/ 100% of earnings credit on account balances will be used to offset monthly fees.

                                FIFTH THIRD BANK
               COUNTRY SPECIFIC PASS-THROUGH CHARGES - A/O 4/20/01

ACCOUNT OPENING FEES                                              PROXY VOTING      ($10.00 per notification plus country charges)
BRAZIL                     At cost                                ARGENTINA         $50.00 per voting
CHILE                      $1,000.00 per account                  AUSTRIA           EUR 72
COLOMBIA                   $200.00 - 3,000.00 per account         BANGLADESH        $100.00
CZECH REPUBLIC             CZK 5,000                              BELGIUM           EUR 24.50, EUR 74.00 for representation
ECUADOR                    At cost                                BULGARIA          $500.00 + 20%VAT
ICELAND                    $625.00                                CHILE             $150.00 + 18% VAT
INDIA                      $10,000.00 per account                 COLOMBIA          $100.00 + 16%VAT
JAMAICA                    $500.00 per account                    CZECH REPUBLIC    $200.00 + translation fees
SLOVENIA                   $500.00 for relationship               EGYPT             $100.00
TAIWAN                     $1,000.00 per account                  FINLAND           EUR 168 per attendance + cost of travel expenses
VENEZUELA                  $250.00 per account                    FRANCE            EUR 46
                                                                  GREECE            GRD 15,000
ACCOUNT MAINTENANCE /                                             HUNGARY           $100.00 + cost of travel expenses
LOCAL ADMINISTRATION                                              ISRAEL            $200.00
FEE / LOCAL LEGAL                                                 ITALY             $EUR 50
REPRESENTATION                                                    JAPAN             JPY 2,000 - 3,000
BRAZIL                     4BP of Market Value, annually          KAZAKHSTAN        $500.00 + 20% VAT
CHILE                      $4,000 - 8,000 per account, annually   LATVIA            $150.00 + translation fees
COLOMBIA                   Monthly Minimum $600.00 to $4,000.00   LITHUANIA         At cost
                           Maximum, per account                   MALTA             MTL 20
COSTA RICA                 $150.00 per month                      NETHERLANDS       EUR 45.50
CZECH REPUBLIC             $130 per month                         PAKISTAN          $50.00 + cost of travel expenses
VENEZUELA                  $1,000 per account, annually           POLAND            $150 minimum
                                                                  PORTUGAL          EUR 60.00
AUDIT FEES                                                        RUSSIA            $150.00
BRAZIL                     At cost                                SLOVAKIA          $200.00 + 23%VAT
TAIWAN                     At cost                                SLOVENIA          $150.00 + cost of travel expenses
                                                                  SPAIN             EUR 60, EUR 30 per instruction
                                                                  SWEDEN            At cost
                                                                  TAIWAN            $200.00
                                                                  THAILAND          THB 2,250
                                                                  UKRAINE           $200.00 - 600.00
                                                                  VENEZUELA         $100.00


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
                                   SCHEDULE B

                              THE FIFTH THIRD BANK

                             GLOBAL CUSTODY ADDENDUM

                                     NOTICES

                                 APRIL __, 2002

TO THE FIFTH THIRD BANK:

         Post Office Address:        The Fifth Third Bank
                                     38 Fountain Square Plaza
                                     MD 1COM62
                                     Cincinnati, Ohio  45263
                                     Attn: Karen Gibbons - Trust Administration

                                     Telephone:  (513) 534-7091
                                     Facsimile:  (513) 579-5444



TO MARKET STREET FUND:

         Post Office Address:        Market Street Fund
                                     1000 Chesterbrook Boulevard
                                     Berwyn, Pennsylvania  19312
                                     Attn:   President

                                     Telephone:  (610) 407-1212
                                     Facsimile:  (302) 452-7172


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
                                   SCHEDULE C

                              THE FIFTH THIRD BANK

                             GLOBAL CUSTODY ADDENDUM

                               INVESTMENT MANAGERS

                                 APRIL __, 2002

         Name of Fund:                               Name of Fund Adviser:
         ------------                                --------------------
         Market Street Fund                          Market Street Investment Management Company

         Name of Fund Series Portfolios:             Name of Fund Series Portfolio Subadviser(s):

         All Pro Broad Equity Portfolio              Alliance Capital Management L.P.
                                                     Sanford C. Bernstein & Co., LLC
                                                     Husic Capital Management
                                                     Reams Asset Management Company, LLC

         All Pro Large Cap Growth Portfolio          Alliance Capital Management L.P.
                                                     Geewax, Terker & Co.

         All Pro Large Cap Value Portfolio           Mellon Equity Associates, LLP
                                                     Sanford C. Bernstein & Co., LLC

         All Pro Small Cap Growth Portfolio          Husic Capital Management
                                                     Lee Munder Investments, Ltd.

         All Pro Small Cap Value Portfolio           Reams Asset Management Company, LLC
                                                     Sterling Capital Management LLC

         Equity 500 Index Portfolio                  SSgA Funds Management, Inc.

         International Portfolio                     The Boston Company Asset Management, LLC

         Mid Cap Growth Portfolio                    T. Rowe Price Associates, Inc.

         Balanced Portfolio                          Fred Alger Management, Inc.

         Bond Portfolio                              Western Asset Management Company

         Money Market Portfolio                      None


                                       2